                                                                    Exhibit 1(a)


                                PRICING AGREEMENT



                                                              September 17, 2002

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
As Representatives of the several
Underwriters named in Schedule I hereto

c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

Dear Sirs:

     WAL-MART STORES, INC., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 26, 2001, (the "Underwriting Agreement"), between the Company, on the one hand, and you, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities").


     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; provided that for purposes of this Pricing Agreement, Section 9(i) of the Underwriting Agreement, as incorporated by reference herein, shall be amended as set forth in paragraph (D) under the caption "Other Matters" in Schedule II hereto; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in
Section 2 or 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.


     A supplement to the Prospectus, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.


     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, as amended as described above, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

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     If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, as amended as described above, shall constitute a binding agreement between each of the Underwriters and the Company and the Finance Subsidiaries (as defined below).

                                          Very truly yours,

                                          WAL-MART STORES, INC.



                                          By:  /s/ Rick W. Brazile
                                               ---------------------------------
                                          Name:    Rick W. Brazile
                                          Title:   Vice President - Planning and
                                                  Analysis


Acknowledged and agreed as
of the date hereof:


WAL-MART CAYMAN (EURO) FINANCE CO.


By:  /s/ Rick W. Brazile
     ---------------------------------------
      Name:    Rick W. Brazile
      Title:   Vice President - Planning and Analysis


WAL-MART CAYMAN (CANADIAN) FINANCE CO.      Approved as to legal terms only:


By:  /s/ Rick W. Brazile                           By:  /s/ Allison D. Garrett
     ---------------------------------------            ------------------------
      Name:    Rick W. Brazile                          Wal-Mart Legal Team
      Title:   Vice President - Planning and Analysis  Date:  September 17, 2002


WAL-MART CAYMAN (STERLING) FINANCE CO.


By:  /s/ Rick W. Brazile
     ---------------------------------------
      Name:    Rick W. Brazile
      Title:   Vice President - Planning and Analysis


Accepted as of the date hereof:

/s/ Goldman, Sachs & Co.
-----------------------------------------------------
(Goldman, Sachs & Co.)


J.P. MORGAN SECURITIES INC.

By:  /s/ Carl J. Mehldau Jr.
     ------------------------------------------------
     Name:    Carl J. Mehldau Jr.
     Title:   Vice President


LEHMAN BROTHERS INC.


By:  /s/ Allen B. Cutler
     ------------------------------------------------
     Name:    Allen B. Cutler
     Title:   Managing Director






For themselves and as Representatives of the several


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                                                                      SCHEDULE I



Underwriter                                                 Principal Amount
                                                            of Notes to be
                                                              Purchased
                                                           -----------------
Goldman, Sachs & Co. ......................................   $83,334,000
J.P. Morgan Securities Inc. ...............................   $83,333,000
Lehman Brothers Inc. ......................................   $83,333,000
Banc of America Securities LLC ............................   $50,000,000
Barclays Bank PLC .........................................   $50,000,000
Fleet Securities, Inc. ....................................   $50,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ........   $50,000,000
TD Securities (USA) Inc. ..................................   $50,000,000
                                                           -----------------
                           TOTAL ..........................  $500,000,000
                                                           -----------------

                                                                     SCHEDULE II



TITLE OF DESIGNATED SECURITIES:

         4.375% Notes Due 2007 (the "Notes").

AGGREGATE PRINCIPAL AMOUNT:

         $500,000,000.

PRICE TO PUBLIC:

         104.019% of the principal amount of the Notes, plus accrued interest from July 12, 2002, equal to 0.8263888% of such principal amount (total initial offering price to public, including such accrued interest, of 104.8453888% of such principal amount).

PURCHASE PRICE TO UNDERWRITERS, SELLING CONCESSIONS AND REALLOWANCE CONCESSIONS:

         The purchase price to the Underwriters shall be 103.669% of the principal amount of the Notes, plus accrued interest from July 12, 2002, equal to 0.8263888% of such principal amount (total purchase price to the Underwriters, including such accrued interest, of 104.4953888% of such principal amount). Accordingly, the aggregate purchase price payable by the Underwriters to the Company will be $518,345,000, plus accrued interest from July 12, 2002 totaling $4,131,944.44, which equals $522,476,944.44.

         The selling concession shall be 0.200% and the reallowance concession shall be 0.125%, in each case of the principal amount of the Notes.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Immediately available funds by wire.

INDENTURE:

          Indenture dated as of July 5, 2001, among the Company, Wal-Mart Cayman
          (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., Wal-Mart Cayman (Sterling) Finance Co. (the "Finance Subsidiaries"), as Issuers, Wal-Mart Stores, Inc., as Guarantor, and Bank One Trust Company, NA, as Trustee.

MATURITY:

         July 12, 2007.

INTEREST RATE:

         4.375% from and including July 12, 2002.

         Accrued and unpaid interest shall be payable semi-annually in arrears and shall be calculated on the basis of a 360-day year of twelve 30-day months.

         In addition, the Company shall pay Additional Amounts to holders of the Notes as, and to the extent set forth under the caption "Description of the Notes--Payment of Additional Amounts" in the Prospectus Supplement dated the date hereof relating to the Notes.

INTEREST PAYMENT DATES:

         January 12 and July 12 of each year, commencing on January 12, 2003.

INTEREST PAYMENT RECORD DATES:

         January 1 and July 1 of each year, commencing on January 1, 2003.

REDEMPTION PROVISIONS:

         No mandatory redemption provisions.

         The Company may, at its option, redeem the Notes in whole, but not in part, as set forth under the caption "Description of the Notes--Redemption upon a Tax Event" in the Prospectus Supplement dated the date hereof relating to the Notes.

SINKING FUND PROVISIONS:

         None.

OTHER PROVISIONS:

         As set forth in the Prospectus Supplement dated September 17, 2002 (the "Prospectus Supplement") to the Prospectus dated July 25, 2001 (the "Prospectus").

TIME OF DELIVERY:

         9:30 a.m. (New York City time) on September 20, 2002.

CLOSING LOCATION:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

           Goldman, Sachs & Co.     J.P. Morgan Securities Inc.          Lehman Brothers Inc.
           85 Broad Street          270 Park Avenue                      745 Seventh Avenue
           New York, NY 10004       New York, New York 10017             New York, NY  10019

ADDRESSES FOR NOTICES:

           Lehman Brothers Inc.          Goldman, Sachs & Co.        J.P. Morgan Securities Inc.
           745 Seventh Avenue            85 Broad Street             270 Park Avenue
           New York, NY 10019            New York, NY 10004          New York, NY 10017
           Attention:  Debt  Capital     Attention: Registration     Attention:  Debt Syndicate Desk
                     Markets                          Department                 Fax:  (212) 834-6081
                     Consumer                 Fax: (212) 902-9020


          Retail Group
              Fax:  (646) 758-5932

OTHER MATTERS:

     (A) Each of the underwriters hereby represents to, and agrees with, the Company that: (1) it has not offered or sold and, prior to the expiry of the period of six months after the date of issue of the notes, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (2) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and (3) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

     (B) Each Underwriter hereby acknowledges and agrees that the Notes have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

     (C) Each of the underwriters hereby represents to, and agrees with, the Company that it has not offered or sold and will not offer or sell the notes, nor will it circulate or distribute this Prospectus Supplement and the Prospectus or any other offering document or material in connection with the offer of the notes, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 106C of the Singapore Companies Act, (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 106D of the Singapore Companies Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

     (D) Section 9(i) of the Underwriting Agreement is amended and restated to read as follows: "On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the prospectus as amended or supplemented."

     (E) The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

                (1) the names of the Underwriters on the front cover page of the Prospectus Supplement;

                (2) the fourth paragraph of text under the caption "Table of Contents" in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters.

                (3) the first sentence of the second paragraph of text under the caption "Underwriting" in the Prospectus Supplement concerning certain terms of the offering by the Underwriters; and

                (4) the third paragraph of text under the caption "Underwriting" in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters.

     (F) With respect to matters of New York law, Hughes & Luce, L.L.P. may rely on a written opinion of Fulbright & Jaworski L.L.P., a true and correct copy of which is to be delivered to the Designated Underwriters at the Time of Delivery.

     (G) Notwithstanding Section 7(e) of the Underwriting Agreement, Ernst & Young LLP shall deliver a single letter in accordance with such
          Section 7(e) at the Time of Delivery (and not the date hereof), which shall be in form and substance satisfactory to the Representatives.

     (H) Notwithstanding any provision of this Pricing Agreement, the Underwriting Agreement or the Indenture to the contrary, the Notes shall constitute part of the same series as the $1,000,000,000 aggregate principal amount of 4.375% Notes due 2007 issued and sold by the Company on July 12, 2002 (the "Original Notes"). Without limiting the generality of the preceding sentence, the Notes to be issued and sold pursuant to this Pricing Agreement shall bear the same CUSIP (931142BR3), ISIN (US931142BR37) and Common Code (015150769) numbers as the Original Notes.